         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON , 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                CYBERONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE                            76-0236465
         (STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)


                       16511 SPACE CENTER BLVD., SUITE 600
                              HOUSTON, TEXAS 77058


   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ----------------

                         AMENDED 1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)



                              PAMELA B. WESTBROOK
                                CYBERONICS, INC.
                       16511 SPACE CENTER BLVD., SUITE 600
                              HOUSTON, TEXAS 77058
                                 (281) 332-1375
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             KENNETH M. SIEGEL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94306
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE


==================================================================================================================================
                                             AMOUNT                PROPOSED              PROPOSED MAXIMUM           AMOUNT OF
 TITLE OF SECURITIES TO                      TO BE              MAXIMUM OFFERING        AGGREGATE OFFERING        REGISTRATION
     BE REGISTERED                         REGISTERED           PRICE PER SHARE                PRICE                  FEE
-----------------------                    ----------           ----------------        ------------------        -------------
Common Stock issuable under 1996           750,000(1)              $5.7813(2)              $4,335,975(2)            $1,205.40
Stock Option Plan, par value $0.01
==================================================================================================================================

(1) THE SHARES TO BE REGISTERED UNDER THIS REGISTRATION STATEMENT REPRESENT ADDITIONAL SHARES AUTHORIZED TO BE ISSUED UNDER THE 1996 STOCK OPTION PLAN. AN AGGREGATE OF 2,000,000 SHARES WERE PREVIOUSLY REGISTERED ON REGISTRANT'S REGISTRATION STATEMENTS ON FORM S-8 (SEC FILE NO. 333-19785 AND SEC FILE NO. 333-33725) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1997, AND AUGUST 15, 1997, RESPECTIVELY.

(2) ESTIMATED PURSUANT TO RULE 457(C) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SOLELY FOR THE PURPOSE OF CALCULATING THE TOTAL REGISTRATION FEE. BECAUSE THE PRICE AT WHICH OPTIONS TO BE GRANTED IN THE FUTURE MAY BE EXERCISED IS NOT CURRENTLY DETERMINED, COMPUTATION IS BASED PURSUANT TO RULE 457(C) WHEREBY THE PER SHARE PRICE IS THE AVERAGE BETWEEN THE ASK AND BID PRICE REPORTED IN THE NASDAQ NATIONAL MARKET ON OCTOBER 28, 1998, WHICH AVERAGE WAS $5.7813.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of the Registrant's Common Stock, par value $0.01 per share, (the "Common Stock") to be issued pursuant to the Registrant's Amended 1996 Stock Option Plan (the "Plan"). The Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") relating to the Plan (SEC File No. 333-19785, SEC File No. 333-33725) are incorporated herein by reference.

ITEM 3. Incorporation of Documents by Reference.

               There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the
Commission:

               1. The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998 filed pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

               2. The description of Registrant's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A, as declared effective by the Commission on February 10, 1993, filed pursuant to
Section 12 of the Exchange Act and, any amendment or report filed for the purpose of updating such description.

        All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company has included in the Certificate of Incorporation a provision that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. In addition, the Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company has entered into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

ITEM 8. EXHIBITS.


      Exhibit
       Number                       Document
       ------                       --------
        4.1     Cyberonics, Inc. Amended 1996 Stock Option Plan.

        5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, as to legality of securities being registered.

        23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

        23.2    Consent of Counsel (contained in Exhibit 5.1).

        24.1    Power of Attorney (see page II-5).


ITEM 9. UNDERTAKINGS

               (a) The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cyberonics, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 27th day of October, 1998.

                                      CYBERONICS, INC.

                                      By:    /s/ ROBERT P. CUMMINS
                                          -------------------------------
                                           Robert P. Cummins
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Reese
S. Terry, Jr. and Pamela B. Westbrook, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                              TITLE                                                DATE
            ---------                                              -----                                                ----
   /s/  REESE S. TERRY, JR.                Chairman of the Board and Executive Vice President                     October 27, 1998
-------------------------------
      Reese S. Terry, Jr.

                                           President, Chief Executive Officer and Director                        October 27, 1998
   /s/ ROBERT P. CUMMINS                   (Principal Executive Officer)
-------------------------------
     Robert P. Cummins

                                           Vice President, Finance and Administration and Chief                   October 27, 1998
                                           Financial Officer (Principal Financial and Accounting
   /s/ PAMELA B. WESTBROOK                 Officer)
-------------------------------
     Pamela B. Westbrook

                                                                                                                  October 27, 1998
   /s/ STANLEY H. APPEL                    Director
-------------------------------
     Stanley H. Appel

                                                                                                                  October 27, 1998
   /s/ TONY COELHO                         Director
-------------------------------
     Tony Coelho

                                                                                                                  October 27, 1998
   /s/ THOMAS A. DUERDEN                   Director
-------------------------------
     Thomas A. Duerden

                                                                                                                  October 27, 1998
   /s/ MICHAEL J. STRAUSS                  Director
-------------------------------
     Michael J. Strauss

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                                Cyberonics, Inc.

                                November 3, 1998

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                                EXHIBIT
------                                -------
4.1            Cyberonics, Inc. Amended 1996 Stock Option Plan.

5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation, as to the legality of securities being registered.

23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2           Consent of Counsel (included in Exhibit 5.1).

24.1           Power of Attorney (see page II-5)